UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2014

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35206	65-0423422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(Address of principal executive offices)

(561) 630-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

On March 10, 2014, Bankrate, Inc. (the “Company”) completed a secondary offering (the “Offering”) of 16,100,000 shares of common stock (the “Shares”) by Ben Holding S.à r.l., an entity wholly owned by investment funds advised by Apax Partners.  The Company did not receive any of the proceeds from the Offering.  The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-194186), filed with the Securities and Exchange Commission on February 27, 2014, and related prospectus supplement dated March 4, 2014.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated March 4, 2014 (the “Underwriting Agreement”), by and among the Company, Ben Holding S.à r.l. and Goldman, Sachs & Co. as representative of the several underwriters named in Schedule II thereto.

As a result of the Offering, the Company ceased to be a “controlled company” within the meaning of the New York Stock Exchange corporate governance standards.

Item 9.01Financial Statements and Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 4, 2014, by and among Bankrate, Inc., Ben Holding S.à r.l. and Goldman, Sachs & Co. as representative of the several underwriters named in Schedule II thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2014	BANKRATE, INC.
	By:	/s/ James R. Gilmartin
James R. Gilmartin VP, General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 4, 2014, by and among the Bankrate, Inc., Ben Holding S.à r.l. and Goldman, Sachs & Co. as representative of the several underwriters named in Schedule II thereto